UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest event reported)

03/28/03

FLORIDA PUBLIC UTILITIES COMPANY

(Exact Name of Registrant as Specified in Charter)

Florida	0-1055	59-0539080
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

401 South Dixie Highway, West Palm Beach, FL	33401
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code

(561) 832-2461

Item 5.  Other Events

On March 28, 2003, Florida Public Utilities Company (Registrant) issued a press release announcing that the Company completed the sale of their water assets to the City of Fernandina Beach on March 27, 2003. The current value of the sale is approximately $25,100,000. Attached hereto is the press release as exhibit 99.1.

Item 9.  Regulation FD Disclosure.

On March 31, 2003, Florida Public Utilities Company (Company) entered into a transportation agreement with the City of Lake Worth, for delivery of natural gas to the City.

A Mutual Release was executed as of March 31st 2003, by and between Florida Public Utilities Company, Lake Worth Generation, LLC, The City of Lake Worth, and The AES Corporation. The release includes the Company receiving an amount of $3,393,813.71 for the termination of a transportation agreement with Lake Worth Generation, LLC and payment of prior accounts receivable due from that agreement.

The Company had reserved approximately $160,000 in 2002 for potential bad debts from that agreement, which will now be recovered in the first quarter of 2003.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits

Exhibit No.

Description of Exhibit

99.1

Press release announcing that the Company completed the sale of their water assets to the City of Fernandina Beach on March 27, 2003.

99.2

Transportation agreement between Florida Public Utilities Company and the City of Lake Worth.

99.3

A Mutual Release agreement, as of March 31st 2003, by and between Florida Public Utilities Company, Lake Worth Generation, LLC, The City of Lake Worth, and The AES Corporation.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FLORIDA PUBLIC UTILITIES COMPANY

(Registrant)

By  /s/ George M Bachman

George M Bachman

Chief Financial Officer

AND

By  /s/ John T English

John T English

Chief Executive Officer

April 3, 2003

Exhibit Index

Exhibit No.

Description of Exhibit

99.1

Press release announcing that the Company completed the sale of their water assets to the City of Fernandina Beach on March 27, 2003.

99.2

Transportation agreement between Florida Public Utilities Company and the City of Lake Worth.

99.3

A Mutual Release agreement, as of March 31st 2003, by and between Florida Public Utilities Company, Lake Worth Generation, LLC, The City of Lake Worth, and The AES Corporation.